18 Exhibits 18.8 - 18.9

18.9 Exhibit 15 (a)

Consent of Independent Registered Public Accounting Firm

To the Supervisory Board of Koninklijke Philips N.V.

We consent to the incorporation by reference in the registration statements on Form S-8 (No. 33-65972, No. 33-80027, No. 333-70215, No. 333-91287, No. 333-91289, No. 333-39204, No. 333-75542, No. 333-87852, No. 333-104104, No. 333-119375, No. 333-125280, No. 333-140784, No. 333-151797, No. 333-157477 , No. 333-165017, No. 333-172329, No. 333-179692 and No. 333-186849) and in the registration statement on Form F-3 (No. 333-179889) of Koninklijke Philips N.V. of our reports dated February 25, 2014 with respect to the consolidated balance sheets of Koninklijke Philips N.V. and subsidiaries as of December 31, 2013 and 2012, and the related consolidated statements of income, comprehensive income, cash flows and changes in equity for each of the years in the three-year period ended December 31, 2013, and the effectiveness of internal control over financial reporting as of December 31, 2013, which reports appear in the December 31, 2013 Annual Report on Form 20-F of Koninklijke Philips N.V.

/s/ KPMG Accountants N.V.

Amsterdam, The Netherlands

February 25, 2014

292      Annual Report 2013